Exhibit 10.3

FORM OF EQUITYHOLDER RESTRICTIVE COVENANT AGREEMENT

THIS EQUITYHOLDER RESTRICTIVE COVENANT AGREEMENT (this “Agreement”) is made as of May 22, 2026, by and between Advanced Fuel Transportation Inc., a Nevada corporation (the “Buyer”) and [●](the “Equityholder”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Purchase Agreement (as defined below).

RECITALS

WHEREAS, the Equityholder is a [member of Onium Capital, LLC, a Georgia limited liability company (“Onium”), which is a] member of Secured Transportation Services LLC, a Delaware limited liability company (the “Company”);

WHEREAS, pursuant to (i) that certain Membership Interest Purchase Agreement, dated as of May 22, 2026, by and among Onium Capital, LLC, a Georgia limited liability company (“Onium”), Roy A. Boyd, II (together with Onium, the “Sellers”), the Company, the Buyer, and Nano Nuclear Energy Inc., a Nevada corporation (the “Parent” and, together with the Buyer and each of the Parent’s and the Buyer’s Affiliates (including the Company), each a “Buyer Party” and collectively, the “Buyer Parties”) (the “Purchase Agreement”), the Buyer will purchase from the Sellers all of the Sellers’ equity interests in the Company (the “Transaction”);

WHEREAS, the Equityholder will receive a substantial financial benefit from the Transaction; and

WHEREAS, the Transaction is conditioned upon the execution and delivery of this Agreement and the parties hereto are willing to execute this Agreement and be bound by the provisions hereof.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged by the parties hereto, effective as of and contingent upon the Closing of the Transaction, the parties hereto hereby agree as follows:

Section 1.	Confidentiality.

The Equityholder will hold, and will cause its Affiliates and partners, principals, directors, officers, equityholders, managers, employees, and other authorized Persons who receive Confidential Information (as defined below) and direct its counsel and accountants (together with such partners, principals, directors, officers, equityholders, managers, employees and other authorized Persons, collectively, their “Representatives”) to hold, all documents or information disclosed or otherwise made available by inspection, observation or otherwise concerning the Buyer Parties (such information, the “Confidential Information”) furnished to the Equityholder, in each case, whether disclosed in writing, orally, electronically or otherwise, in connection with the transactions contemplated by the Purchase Agreement, in strict confidence (outside the course of performing authorized duties on behalf of any Buyer Party or their Affiliates, to the extent the Equityholder is engaged or employed thereby), unless compelled to disclose by judicial or administrative process, or, in the opinion of its counsel, by other requirements of applicable Laws or except to the extent that the Confidential Information can be shown to have been (a) in the public domain or is generally available to and known by the public other than as a result of disclosure by the Equityholder in violation of this Agreement, (b) later lawfully acquired by the Equityholder from other sources not under an obligation of confidentiality to any Buyer Party with respect to the Confidential Information, or (c) developed by the Equityholder independently and without reference to any Confidential Information; and will not disclose such information to any third party, except to its Representatives in connection with the Purchase Agreement. The parties agree that all information obtained in connection with the Purchase Agreement, the Transaction Documents and the transactions contemplated thereby (but subject to the provisions of subsections (a), (b) and (c) in the immediately preceding sentence) shall be kept confidential in accordance with the provisions of this Section 1. If the Equityholder becomes compelled in any Action (other than an Action between or among the parties hereto or to the Purchase Agreement) or is requested by a Governmental Authority having regulatory jurisdiction over the transactions contemplated under the Purchase Agreement to make any disclosure that is prohibited or otherwise constrained by this Section 1, the Equityholder shall provide Parent with prompt notice of such compulsion or request to the extent permissible under applicable Law so that Parent may (i) seek an appropriate protective order or other appropriate remedy, in each case, at Parent’s sole expense or (ii) waive compliance with the provisions of this Section 1. In the absence of a protective order or other remedy, or an agreement between the Equityholder and the Buyer, the Equityholder may disclose that portion (and only that portion) of the Confidential Information that, based upon the reasonable advice of the Equityholder’s counsel, the Equityholder is legally compelled to disclose, or that has been requested by such Governmental Authority; provided, however, that the Equityholder shall use commercially reasonable efforts (but, for avoidance of doubt, at no expense to the Equityholder) to obtain reasonable assurance that confidential treatment will be afforded by any Person to whom any Confidential Information is so disclosed.

Section 2.	Non-Compete.

(a) Except as otherwise provided in subparagraph (b) below, the Equityholder shall not, and shall cause its Affiliates not to, in any manner whatsoever during the period from the Closing Date to and including the fifth (5th) anniversary of the Closing Date (the “Restricted Period”), without the prior written consent of Parent (which Parent may withhold in its sole discretion), anywhere in the United States or in any other country or jurisdiction in which, as of the date hereof, the Company Group is engaged, or reasonably anticipates to be engaged, in the Restricted Business (as defined below) (such territory referred to herein as the “Restricted Territory”), either individually or in partnership or jointly or in conjunction with any other Person:

(i) directly or indirectly carry on, engage in, provide services to, support or assist (as principal, beneficiary, director, equityholder, partner, nominee, executor, trustee, agent, servant, employee, consultant, independent contractor, supplier, lender, guarantor, financier or in any other capacity whatsoever) any Person to carry on, engage in, provide services to or assist in the Restricted Business; and, as used herein, “Restricted Business” means any business involving (i) nuclear logistics, including the packaging, transport or handling of nuclear or radiological materials, (ii) spent fuel and decommissioning transport, (iii) fuel-cycle intermediary transportation, and (iv) consulting, auditing or training services related to nuclear or radiological materials or operations.

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(ii) have any direct or indirect ownership or other economic interest (as principal, beneficiary, director, equityholder, partner, nominee, executor, trustee, agent, servant, employee, consultant, independent contractor, supplier, lender, guarantor, financier or in any other capacity whatsoever) in or with any Person engaged in or reasonably anticipated to be engaged in the Restricted Business.

(b) Notwithstanding any provisions or restrictions contained in this Section 2, nothing in this Section 2 shall prohibit or restrict the Equityholder or its Affiliates from (i) owning as a passive investment less than three percent (3%) in the aggregate of (A) the publicly traded securities of any entity or (B) securities of any investment fund engaged in or reasonably anticipated to be engaged in the Restricted Business, provided that neither the Equityholder nor its Affiliates provide any services to such entity or fund or any Affiliate thereof (whether as an employee, consultant, advisor or otherwise), or (ii) engaging in any Permitted Outside Activities (as defined below) so long as such activities do not otherwise violate the terms of this Section 2 and, in the course of such activities, Equityholder and its Affiliates otherwise comply with all of the obligations in this Agreement, including, but not limited to, those set forth in Sections 1 - 3. As used herein, “Permitted Outside Activities” means participating in the management of (i) Onium Machine and Fabrication, LLC (“OMF”, Onium, and Connect Consulting, LLC (“CC LLC”; and with OMF and Onium, collectively the “Equityholder Affiliated Entities, each of which is owned as of the date hereof directly or indirectly by the Equityholder or [his/her/its] Affiliates; provided, however, that management of such entity does not compete with the Restricted Business; for avoidance of doubt, it is agreed by Buyer Parties that the following business activities by the Equityholder Affiliated Entities are expressly Permitted Outside Activities hereunder and shall not be prohibited by the terms of this Agreement nor be the basis for any claim by Buyer Parties hereunder: (i) marketing, sales, design, manufacture, distribution and other services for cask or basket system support related to the storage, transportation, and potential disposal of nuclear or radiological materials, and (ii) marketing, sales, design, manufacture, distribution and other services related to the projects, programs and opportunities of the Equityholder Affiliated Entities, both existing and in the future, so long as such are not expressly included in the definition of Restricted Business hereunder.

Section 3.	Non-Solicit.

During the Restricted Period, the Equityholder shall not, and shall cause its Affiliates not to, either individually or in partnership, jointly or in conjunction with any other Person, directly or indirectly:

(a) solicit, hire, engage, retain the services of (as an employee, consultant, independent contractor or otherwise) any individuals who were equityholders, employees, consultants or independent contractors of the Buyer Parties as of the Closing, without the prior written consent of the Buyer, provided that the foregoing shall not apply (i) to general advertising, web postings or a solicitation program (including through search firms) that are not specifically targeted at the Buyer Parties’ employees, consultants or independent contractors and any hiring, engaging or retaining of services of Persons who respond to such advertising, postings or programs, or (ii) to the hiring or engagement of any person whose employment or engagement as a consultant or independent contractor was terminated by a Buyer Party more than twelve (12) months prior to such hire or engagement;

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(b) solicit, induce, entice or procure, or endeavor to solicit, induce, entice or procure any customer or supplier or prospective customer or supplier of a Buyer Party that was a customer or supplier of a Buyer Party, or was an actively pursued prospective customer or supplier, during the twelve (12) month period prior to the Closing in order to sell or offer to sell to such customer or prospective customer, or obtain from such supplier or prospective supplier, in any case, the same, similar or related products or services as the Restricted Business; or

(c) solicit, induce, entice or procure, or endeavor to solicit, induce, entice or procure any customer or supplier or prospective customer or supplier of a Buyer Party that was a customer or supplier of a Buyer Party, or was an actively pursued prospective customer or supplier, during the twelve (12) month period prior to the Closing to cease doing business, or cease, alter or limit its business relationship, with a Buyer Party, or to otherwise intentionally interfere with the business relationship between a Buyer Party and any such customer or supplier, as applicable.

Section 4.	Non-Disparagement.

During the Restricted Period, the Equityholder shall not at any time make statements, representations, or other communications, directly or indirectly, in writing, orally or otherwise, or take any action, that may, directly or indirectly, disparage or be damaging to the business or reputation of the Buyer Parties or any of their respective Representatives or businesses. Notwithstanding the foregoing, it shall not constitute a violation of this Section 4 for the Equityholder to make truthful statements that are required or authorized by applicable Law (including whistleblower Laws), regulation or subpoena or other legal process, or in connection with any Action or other dispute between or among the parties hereto or to the Purchase Agreement.

Section 5.	Third Party Beneficiaries.

The Equityholder agrees that (a) the Buyer Parties shall have the right to enforce the Equityholder’s obligations under this Agreement, it being understood that each of the Buyer Parties is an express third party beneficiary of this Agreement, and (b) no claimed breach of this Agreement, the Transaction Documents or any other ancillary document, or change in the nature or scope of the Equityholder’s relationship with the Buyer Parties shall operate to excuse the Equityholder from the performance of his, her or its obligations under this Agreement.

Section 6.	Reasonableness of Covenants.

The Equityholder acknowledges and agrees that:

(a) Sections 1-4 are reasonable in the circumstances and are necessary to protect the value of the business acquired by the Buyer;

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(b) the Equityholder will receive a substantial financial benefit as a result of the transactions contemplated by the Purchase Agreement;

(c) Sections 1-4 are a material inducement for the Buyer to enter into the Purchase Agreement;

(d) the breach by the Equityholder of any of the provisions of Sections 1-4 may cause serious and irreparable harm to the Buyer Parties which may not adequately be compensated for in damages;

(e) the principles of law to be applied to the interpretation of Sections 1-4 are those that generally apply to restrictive covenants given by a seller on the sale of a business; and

(f) the Buyer Parties shall be entitled to seek an order specifically enforcing the provisions of Sections 1-4, or an order of injunction being issued against it restraining it from any breach of such provisions without the necessity of posting any bond therefor. The provisions of this Section 6 shall not derogate from any other remedy which the Buyer Parties may have in the event of such a breach (including, without limitation, money damages from the Equityholder).

Section 7.	Miscellaneous.

(a) Waiver. Any failure of the Equityholder to comply with any of its obligations or agreements herein contained may be waived only in writing by the Buyer. Any failure of the Buyer to comply with any of its obligations or agreements herein contained may be waived only in writing by the Equityholder.

(b) Governing Law; Venue. This Agreement and any claim or controversy arising hereunder or in connection herewith, whether sounding in contract or tort, and whether brought at law or in equity, shall be governed by and construed in accordance with the internal substantive laws of the State of Delaware, regardless of the choice of law rules of any jurisdiction. Any legal action or other Action relating to this Agreement or the enforcement of any provision of this Agreement shall be brought or otherwise commenced exclusively in any state or federal court located in the State of Delaware, and the parties expressly and irrevocably consent and submit to such jurisdiction.

(c) Jury Trial Waiver. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTION DOCUMENTS EXECUTED AND DELIVERED IN CONNECTION HEREWITH, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

(d) Similar Restrictions in Other Agreements. The restrictions contained in this Agreement shall operate independently from any similar restrictions contained in any other agreement between the Equityholder and a Buyer Party, the Company, or any of their respective Affiliates.

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(e) Counterparts. This Agreement may be executed in any number of counterparts (including by facsimile signature), each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

(f) Amendment and Modification. This Agreement may be amended or modified only by written agreement of the parties hereto.

(g) Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and assigns.

(h) Opportunity to Consult with Independent Counsel; No Coercion; Non-Reliance.

THE EQUITYHOLDER ACKNOWLEDGES THAT THE EQUITYHOLDER HAS BEEN ADVISED TO CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS AGREEMENT AND HAS BEEN GIVEN SUFFICIENT TIME TO CONSIDER THIS AGREEMENT AND TO SEEK INDEPENDENT LEGAL OR OTHER ADVICE AS IT DEEMS APPROPRIATE. THE EQUITYHOLDER FURTHER ACKNOWLEDGES AND AGREES THAT THE EQUITYHOLDER (I) HAS FULLY READ, KNOWS AND UNDERSTANDS THIS AGREEMENT, (II) HAS NOT RELIED UPON ANY INDUCEMENTS, PROMISES OR REPRESENTATIONS MADE BY ANYONE EXCEPT AS EXPRESSLY SET FORTH HEREIN OR IN THE TRANSACTION AGREEMENTS, AND (III) IS ENTERING INTO THIS AGREEMENT AND IS EXECUTING THIS AGREEMENT VOLUNTARILY OF THE EQUITYHOLDER’S OWN FREE WILL, WITHOUT ANY THREATS, COERCION OR DURESS, WHETHER ECONOMIC OR OTHERWISE, HAVING BEEN MADE TO THE EQUITYHOLDER.

(i) Severability; Modification. Any provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction. Further, if a final judgment of a court or tribunal of competent jurisdiction determines that any term or provision contained in Sections 1-5 of this Agreement is invalid or unenforceable, then the parties agree that the court or tribunal will have the power to reduce the scope, duration or geographic area of the term or provision, to delete specific words or phrases or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision. This Agreement will be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Equityholder Restrictive Covenant Agreement as of the day and year first above written.

BUYER

ADVANCED FUEL TRANSPORTATION INC.

By:
Name:
Title:

EQUITYHOLDER

[_____________]

[By:]
[Name]
[Title]

[Signature Page to Equityholder Restrictive Covenant Agreement – [Name]]